Pan-American Assurance Company
                  P.O. Box 53372, New Orleans, Louisiana 70153
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Part 1 of Application
Please Print (If more space is needed, use Special Instructions on page 6)
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1.  Proposed Insured (Print full name, last, first, middle)

       Date of Birth    Age Nearest  Gender    Rate Class      |_| Social Security              Driver's  License            Birth


       Mo./Day/Yr.      Birthday      M/F   PP/PN/NT/PT/ST    |_| Cedula #                    Number         State           State

2.  (a)Proposed Insured's                                    No. and Street       City      State       Zip Code

    (b) Home Phone

        Residence Address

        e-mail Address

3. If Proposed Insured is under age 15, what is the Total Amount of Life
Insurance on each Parent or Guardian?

    Father $___________________________     Mother $____________________________     Guardian $___________________________

4.  (a)Name of Employer                                          (b)Nature of Employer's Business

5.  (a)Business          No. and Street                      City                 State     Zip Code    (b) Business Phone
        Address

6.  (a)Describe Exact Daily Duties of Proposed Insured's Occupation: ____________________________________________________

     _______________________________________________________________________  % Traveling _______________

    (b) How long in present occupation: __________   Is Proposed Insured presently working?  |_| Yes  |_| No

    (c) Other Employment last 3 years ___________________________________________________________________________

    (d) Does Proposed Insured have any other Part-Time or Full-Time job?  |_| Yes  |_| No

        (If Yes, give full details) _________________________________________________________________________________

7.  (a)Owner if other than Proposed Insured     (b) Relationship   (c) Social Security/TIN/Cedula #      (d) Gender M/F


    (e) No. and Street                       City                  State      Zip Code


    (f) If Corporation,

        Owner

        e-mail Address

    (k) Contingent Owner                  (h) Relationship        (i) Social Security/TIN/Cedula #      (j) Gender    M/F


    (l)                      No. and Street                       City                  State             Zip Code
        Contingent Owner

        e-mail Address


8.  Beneficiary (State full name and relationship. If more than one, then equally to the survivors unless Primary and Contingent are specified.)

    --------------------------------------------------------------------------------------------------------------------------------

    --------------------------------------------------------------------------------------------------------------------------------

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    Reserve right to change?  |_| Yes  |_| No  (Select "No" for Irrevocable Beneficiary)

9.  Send Notices to Payor of Premiums at |_| Residence |_| Business |_| Owner |_| Other (Specify)

10. Specific Policy Date Requested, if any

11. Premiums Payable:    |_| Single    |_| A    |_| S    |_| Q    |_| PAC

    Total Cash collected with this application $ ____________ (Question 13)

    PAC Draw Day (1st - 28th)____  Combine with policy no. ________________________________
                  |_| Salary Savings Payroll No. __________

                                 Product Detail
           Flexible Premium Adjustable Variable Life Insurance Policy

12. (a)Plan                         (b) Specified Amount

                                           $
    (d) Planned Payments            (e) Additional Lump            13. Cash with App. $
                                        Sum Payment

        $                Per               $                           (Not Allowed if Specified Amount + Riders exceeds $500,000)

14.                                                              Additional Benefits and Riders:
    |_| Waiver of Monthly Deductions Rider                           |_| Terminal Illness Accelerated Benefit Rider

    |_| Dis. Benefit Payment Rider  Amt. $ _______________           |_| Other Rider _____________________________________

    |_| Guaranteed Insurability Rider ___________________ units
    Questions 15 thru 19 apply to other persons proposed for insurance (If more space is needed use Special Instructions on Page 6)

15. Other Riders                    DOB    Age Nearest         Gender         Rate Class

    |_| Social Security             Birth

    (Print full name; last, first, middle)           Amount      Mo./Day/Yr. Birthday  M/F  PP/PN/NT/PT/ST |_| Cedula #       State


Dependent Children Rider

Additional/Adjustable Ins. Rider (Proposed Insured)

Additional/Adjustable Ins. Rider (Other)

16. Other Proposed Insureds         Residence Address         No. and Street        City                    State      Zip Code
                             (If Different from Basic Insured)



e-mail Address


17. Relationship to Insured                      18. (a) Name of Employer



    (b) Occupation/Duties                        (c) Business Address    No. and Street        City         State      Zip Code



19. Show any beneficiaries for Additional Insured/Adjustable Insurance Rider:
             Additional Insured                              Beneficiary                                Relationship





                             Suitability Information

20. Financial Information                                                                                     Owner (if other
                                                               Insured              Other Insured         than Insureds or Trust)
    (a)Annual income from occupation                     $___________________     $____________________    $____________________
    (b)Annual income from other sources                  $___________________     $____________________    $____________________
    (c)Projected income for next 12 months               $___________________     $____________________    $____________________
    (d)Estimated Net Worth                               $___________________     $____________________    $____________________
    (e)Tax Bracket                                     _____________________%    _____________________%   _____________________%

21. Investment Objectives & Risk Tolerance

This section applies to the Owner. In order to determine if this policy meets your investment objectives and continuing financial needs, please complete the following:

Investment Objectives: Please check at least one. Multiple objectives can be selected. However, if more than one please rank based on importance to you. Primary = 1, Secondary = 2, etc.

____________Long Term Gain ___________Short Term Gain ____________Income

____________Tax Advantage ________Safety of Principle

Risk Tolerance: Rank based on the level of risk. Tolerable = 1, Least Tolerable = 4.

__________Low Risk __________Moderate Risk ________Speculative Risk

_________High Risk

22. If you do NOT answer all of questions 20 and 21, you must sign here.

The SEC/NASD and state rules require that we have reasonable grounds to believe that the policy is suitable for you. Such a decision is based on facts, if any, disclosed by you. You have chosen not to disclose your financial information to us. Without this information, we are unable to make this determination. If you have NOT answered all of questions 20 and 21 above, you are required to sign the following statement.

I (we) have chosen not to disclose this information. I (we) understand the policy benefits and risks and believe that they are consistent with our needs and objectives. The death benefit may be variable or fixed under specified conditions. The Accumulated Values may increase or decrease in accordance with the experience of the Separate Account Funds.



 --------------------------------------------               --------------------------------------------
                Signature of Owners                           Signature of Joint Owners (if applicable)


 --------------------------------------------               --------------------------------------------
      Registered Representative's Signature                        Supervisory Principal's Signature

NOTICE: All Registered Representatives must provide their Broker Dealer with client information applicable to suitability. (See your
Broker Dealer for details.)

23. Citizenship Information                             Insured            Other Insured
                                                     Yes      No           Yes      No
Are the Insureds citizens of the United States?      |_|     |_|           |_|     |_|

If not, permanent residents? |_| |_| |_| |_|

How long in the United States?                       ___________           ____________


                             Suitability Information

20. Financial Information                                                                                     Owner (if other
                                                               Insured              Other Insured         than Insureds or Trust)
    (a)Annual income from occupation                     $___________________     $____________________    $____________________

    (b)Annual income from other sources                  $___________________     $____________________    $____________________

    (c)Projected income for next 12 months               $___________________     $____________________    $____________________

    (d)Estimated Net Worth                               $___________________     $____________________    $____________________

    (e)Tax Bracket                                       _____________________%    _____________________%   _____________________%

21. Investment Objectives & Risk Tolerance

This section applies to the Owner. In order to determine if this policy meets your investment objectives and continuing financial needs, please complete the following:

Investment Objectives: Please check at least one. Multiple objectives can be selected. However, if more than one please rank based on importance to you. Primary = 1, Secondary = 2, etc.

____________Long Term Gain ___________Short Term Gain ____________Income

____________Tax Advantage ________Safety of Principle

Risk Tolerance: Rank based on the level of risk. Tolerable = 1, Least Tolerable = 4.

__________Low Risk __________Moderate Risk ________Speculative Risk

_________High Risk

22. If you do NOT answer all of questions 20 and 21, you must sign here.

The SEC/NASD and state rules require that we have reasonable grounds to believe that the policy is suitable for you. Such a decision is based on facts, if any, disclosed by you. You have chosen not to disclose your financial information to us. Without this information, we are unable to make this determination. If you have NOT answered all of questions 20 and 21 above, you are required to sign the following statement.

I (we) have chosen not to disclose this information. I (we) understand the policy benefits and risks and believe that they are consistent with our needs and objectives. The death benefit may be variable or fixed under specified conditions.

The Accumulated Values may increase or decrease in accordance with the experience of the Separate Account Funds.



 --------------------------------------------    --------------------------------------------
           Signature of Owners                   Signature of Joint Owners (if applicable)


 --------------------------------------------    --------------------------------------------
    Registered Representative's Signature              Supervisory Principal's Signature


NOTICE: All Registered Representatives must provide their Broker Dealer with client information applicable to suitability. (See your
Broker Dealer for details.)

23. Citizenship Information                             Insured            Other Insured
                                                     Yes      No           Yes      No
Are the Insureds citizens of the United States?      |_|     |_|           |_|     |_|

If not, permanent residents? |_| |_| |_| |_|

How long in the United States?                       ___________           ____________


                      Evidence of Insurability (continued)

29. To the best of your knowledge and belief, within the last 10 years, has                  Yes         No
    anyone proposed for insurance ever been medically diagnosed with or treated for:
    (a) Disorder of eyes, ears, nose, or throat?                                             |_|         |_|
    (b) Dizziness, fainting, convulsions, headache, paralysis, stroke, or
         mental or nervous disorder?                                                         |_|         |_|
    (c) Shortness of breath, persistent hoarseness or cough, blood spitting, bronchitis, pleurisy, asthma, emphysema, tuberculosis, or chronic
        respiratory disorder?                                                                |_|         |_|
    (d) Intestinal bleeding, ulcer, hernia, colitis, diverticulitis, hemorrhoids, recurrent indigestion, or other disorder of the stomach,
        intestines, liver, or gallbladder?                                                   |_|         |_|
    (e) Sugar, albumin, blood or pus in urine, menstrual disorder, venereal disease or other disorder of the kidney, bladder, breasts, prostate or
        reproductive organs? |_| |_|
    (f) Diabetes, thyroid, or other endocrine disorders?                                     |_|         |_|
    (g) Neuritis, sciatica, rheumatism, arthritis, gout or disorder of the
        muscles, bones, spine, back, or joints?                                              |_|         |_|
    (h) Deformity, lameness, or amputation?                                                  |_|         |_|
    (i) Chest pain, palpitations, high blood pressure, rheumatic fever, heart
        murmur, heart attack, or other disorder of the heart or bloodvessels?                |_|         |_|
    (j) Allergies, anemia, or other disorder of the blood?                                   |_|         |_|
    (k) Disorder of skin, lymph gland, cyst, tumor, or cancer?                               |_|         |_|
    (l) Acquired Immune Deficiency Syndrome (AIDS) or the AIDS related
        complex (ARC) or tested positive for antibodies to the "AIDS" virus?                 |_|         |_|
    (m) Alcoholism?                                                                          |_|         |_|
    (n) Use of, except as prescribed by a physician, narcotics, barbiturates,
        hallucinogens, or tranquilizers?                                                     |_|         |_|
30. Is anyone proposed for insurance currently under observation or
    treatment by a physician or a medical facility?                                          |_|         |_|
31. Other than above (29a through 29n) has anyone proposed for insurance within the past five years:
    (a) Had a check-up, illness, injury, or surgery?                                         |_|         |_|
    (b) Been a patient in a hospital, clinic, or sanatorium?                                 |_|         |_|
    (c) Had EKG, X-Ray, or other diagnostic test?                                            |_|         |_|
    (d) Been advised to have any diagnostic test or surgery, which was
        not completed?                                                                       |_|         |_|
 32.    Has anyone proposed for insurance ever had military service deferment,
    rejection, or discharge because of a physical or mental condition?                       |_|         |_|
33. Has anyone proposed for insurance ever requested or received a pension, benefits, or payment because of an injury, sickness, or
    disability?                                                                              |_|         |_|
34.      Is anyone proposed for insurance now pregnant?       _________                      |_|         |_|

35. (a) Is anyone proposed for insurance now a cigarette smoker?                             |_|         |_|
    (b) Is anyone currently using tobacco in any form?                                       |_|         |_|
    (c) Is anyone a previous tobacco user in any form?                                       |_|         |_|
              What was used? _______________________________
              How much per day? _____________________________
    (d) Has anyone quit during the past 12 months?                                           |_|         |_|
        1 year to 5 years ago?                                                               |_|         |_|
        or more than 5 years ago?                                                            |_|         |_|
    (e) Did or does anyone smoke more than one pack daily?                                   |_|         |_|

36. Has any immediate family member ever been medically diagnosed
    with or treated for diabetes, cancer, heart disease, or mental illness?                  |_|         |_|

37. Proposed Insured's Family Record                       Age if Living Age at Death                 Cause of Death

    Father

    Mother

    Brothers & Sisters

                 Answer question 38 if cash intended to be paid with this application. If "Yes" to either (a) or (b), cash cannot be accepted and conditional receipt must not be given.

38. Within the past 12 months, has anyone proposed for insurance:
    (a) Been medically diagnosed with or treated for heart trouble, stroke or cancer; consulted a physician for blood pressure requiring medication; or had an electrocardiogram made for any reason other than
        a routine physical examination?                                                      |_| Yes      |_| No

    (b) Is anyone contemplating hospitalization, surgery, or other medical treatment in the next 12 months?
                                                                                             |_| Yes      |_| No
39. Special Instructions

40. For Home Office Endorsement (Not to be used to change plan of insurance, amount, age at issue, classification of risk, or benefits.)
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                   Declaration, Authorization, and Signatures

     The Proposed Insured, (Parent or Guardian if Proposed Insured is under age
15) and Owner, if other than Proposed Insured, Parent or Guardian represent to the best of his or her knowledge, information and belief that the answers and statements made in Part I of this application are complete and true. The undersigned agrees that: (1) No waiver or modification of a contract provision or of any of the Company's rights or requirements shall be binding upon the Company unless made in writing and approved by the Company; (2) The acceptance of any issued contract will ratify any change made by the Company in the space
"For Home Office Endorsement." However, changes in plan of insurance, amount, age at issue, classification of risk or benefits will be made only with the owner's written consent. (3) If, within 60 days from the date of application, no policy is received or I am not notified of approval or rejection, this application shall be deemed declined; (4) $ ____________________ for life insurances has been paid in cash and the Company's liability will be as stated in the Conditional Receipt. (No other receipt will be valid); (5) If no payment is made with this application, there will be no life insurance until (a) a policy is delivered; (b) the first full premium is paid during the Insured's lifetime, and (c) no change has occurred in the health of any person proposed for insurance that would place that person in a higher risk class than at the time of application for this policy. (6) Any contract resulting from this application shall be construed in accordance with the laws of the state named below where this application is signed.



Authorization to Obtain and Disclose Information

     I hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical or medically related facility, insurance company, the Medical Information Bureau, consumer reporting agency or other organization, institution or person that has any records or knowledge of me or my minor child or my health or my minor child's health to give to the Pan-American Assurance
Company or to its reinsurers any such information in order to evaluate my application for life insurance.

  I agree this authorization shall be valid for two and one-half years from the date signed.

  I know that I may request a copy of this authorization.

  I agree that a photographic copy of this authorization shall be as valid as the original.

  The Undersigned acknowledges receipt of the Notice Concerning the Medical
  Information Bureau, the Fair Credit Reporting Act Disclosure, and the Notice of Insurance Information Practices.

  I understand that I may be interviewed if an investigative consumer report is prepared in connection with this application.

  I hereby certify that the answers recorded on this application are true and accurate to the best of my knowledge.
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Signed  at  ______________________________________________  on this  ___________________  day of  ______________________________  20

                             (City, State)


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Signature of Proposed Insured (Parent or Guardian, if Proposed Insured is      Signature of Others proposed for insurance
                                under age 15)


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Signature of Owner (if other than Proposed Insured) (if Corporation or
Partnership, Officer or Partner other than Proposed Insured must sign.)

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  Fraud Warning: Any person who knowingly presents false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

  I hereby certify that I have truly and accurately recorded on this application the information supplied by the applicant and that I have personally seen every person proposed for insurance under this application. To the best of my knowledge, replacement of insurance |_| is |_| is not involved in this transaction.

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Signature of Registered Representative - Personal Code-


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Participating Signature of Registered Representative - Personal Code -Participating %



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       Registered Representative's Printed Name         Underwriting Team No.         Registered Representative's Printed Name
                                   (If Known)


 -----------------------------------------------------                          ----------------------------------------------------
      Registered Representative's e-mail Address                                     Registered Representative's e-mail Address

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 THIS NOTICE MUST BE DELIVERED TO THE PROPOSED INSURED WHEN APPLICATION PART I
                                  IS COMPLETED


             Notice Concerning Your Rights of Privacy as a Consumer

  Pan-American Assurance Company collects nonpublic personal information about you from the following sources:

o    Information we receive from you in applications or other forms;

o    Information about your transactions with us, our affiliates, or others; and

o Information we receive from a consumer reporting agency.

     We do not disclose any nonpublic personal information about our customers or former customers to anyone, except as permitted by law.

     We restrict access to your nonpublic personal information to those employees who need to know that information to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your nonpublic personal information


                Notice Concerning the Medical Information Bureau

     Information regarding your insurability will be treated as confidential.
Pan-American Assurance Company or its reinsurers may, however, make a brief report thereon to the Medical Information Bureau, a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life insurance coverage, disability insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request will supply such company with the information in its file.

     Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file. If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair
Credit Reporting Act. The address of the Bureau's information office is Post
Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number
(617) 426-3660.

     Pan-American Assurance Company or its reinsurers may also release information in its file to other life insurance companies to whom you may apply for life insurance, disability insurance, or to whom a claim for benefits may be submitted.


                      Fair Credit Reporting Act Disclosure

     In making this application, it is understood that an investigative consumer report may be prepared whereby information is obtained through personal interviews with your neighbors, friends, or others with whom you are acquainted.
This inquiry includes information as to your character, general reputation, personal characteristics and mode of living. You have the right to make a written request within a reasonable period of time to receive additional, detailed information about the nature and scope of this investigation and a written summary of your rights under the Fair Credit Reporting Act.


              Abbreviated Notice of Insurance Information Practices

     To issue an insurance policy we need to obtain information about you. Some of that information will come from you and some will come from other sources.
The information collected by us may in certain circumstances be disclosed to third parties without your specific authorization.

     You have a right of access and correction with respect to the information collected except information which relates to a claim or civil or criminal proceeding.

     If you wish to have a more detailed explanation of our information practices, please write to the Underwriting Department, Pan-American Assurance
Company, P.O. Box 53372, New Orleans, La. 70153.


                         Personal Interview Information

     Furnish the following information as a personal interview may be completed in lieu of a commercial inspection report. Convenient time when Proposed Insured may be reached by phone: _________________ (Home) __________________ (Business)
Has Proposed Insured been informed of telephone call? |_| Yes |_| No Best time to contact applicant? _______________________________________________

                       Registered Representative's Report
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1.  How well do you know Proposed Insured?   |_| Well, for ______ yrs.   |_| Casually, for ______ yrs.  |_| Met on solicitation

    |_| Relative (Relationship __________________________)

2.  Proposed Insured's estimated annual income:  at Current Annual rate $ __________________

    Prior year $ _________________

3.    Purpose of Insurance

    |_| Personal                            |_| Pension Max                |_| Reverse Split Dollar  |_| Retirement Income
    |_| Income Continuation/Deferred Comp.  |_| Split Dollar               |_| Loan Security         |_| Buy Sell
    |_| Key Employee                        |_| Gift                       |_| Estate Planning       |_| Other _____________________
    |_| Executive Bonus                     |_| Mortgage Acceleration      |_| IRA Alternative         _____________________________

4.If applicant resides in a foreign country, list any available United States references (names & addresses)for inspection coverage.


5.  I have ordered the following requirements:

    |_| Exam/Paramedical
    |_| HOS/Blood
    |_| EKG
    |_| Inspection Report
    |_| Motor Vehicle Report
    |_| APS Dr. _________________________


Pan-American Assurance Company
P.O. Box 53372
New Orleans, LA  70153
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                               Conditional Receipt

           This receipt must not be detached unless cash is paid with this application; amounts of insurance are within the
            limits in question 13; and questions 38(a) and 38(b) are
                                 answered "No."
                    All Premium Checks must be payable to the
                   Pan-American Assurance Company. Do not make
                    checks payable to the agent or leave the
                                  payee blank.

     Unless each and every term and condition stated on this receipt is fulfilled exactly, no insurance will become effective prior to policy delivery.
No agent of the Company, medical examiner, or broker is authorized to alter or waive any of such conditions. Received from _________________________________ this ________________ day of ______________________ 20 _______ The sum of $
________________ in connection with this application for Life Insurance to the Pan-American Assurance Company;

Which application bears the same date and number as this receipt.

I.  Conditions Under Which Insurance May Become Effective Prior to Policy
    Delivery Each and every one of the following conditions must be fulfilled exactly:

1. The payment receipted for is an amount sufficient to keep the policy or policies applied for in force for a minimum of one month, including any extra premium required for a risk other than standard, and is for the same amount as stated in the application bearing the same Date and Number as this receipt; and

2. All required parts of the application, medical examinations, and tests required by Company rules must be completed within 60 days from the date of the application Part I; and

3. On the Effective Date, as defined below, all persons proposed for insurance were insurable risks exactly as applied for according to the practices of the Company governing the acceptance of risks without modification of plan, premium rate or amount; and

4.   Questions 38(a) and 38(b) of the application are answered "No."

II. Conditional Insurance Provided

    If all of the above conditions are met, then insurance will be provided under the terms and conditions of the policy applied for, subject to the limits in this section which apply during the conditional period, in the same manner and subject to the same rights, conditions, and defenses as if the policy applied for had been issued and delivered.

    The total amount of conditional life insurance payable in connection with applications for all persons proposed for insurance, will not exceed
    $500,000 regardless of the face amount or the applied for amounts. This conditional insurance will take effect on the Effective Date as described.

III.    Effective Date of Conditional Insurance

    The Effective Date is defined to be the latest of:

    1. The date of completion of the application as required;
    2. The date of completion of all medical examinations and tests as required;
    3. The Policy Date, if any, requested in the application.

IV. Provisions of Conditional Receipt

    1. If the Company declines to accept the application and issue the policy for the plan and amount and at the rate of premium applied for without modification, there will be no liability on the part of the Company. The
       Company will then return the amount paid with this application.

    2. The Company has 60 days from the date of the application to consider and act on it. If the applicant does not receive notice of approval or rejection of this application within that period, then this application will be deemed to be declined by the Company.

    3. This Conditional Receipt will be void if:

(a)The following information on this receipt does not exactly match the application:

          1. the name of all persons proposed for insurance;
          2. the date;
          3. the description of the payment mode; or

       (b)Altered or modified; or

       (c)Any check or draft given in payment is not honored.

    4. The conditional insurance will terminate on the date a policy is delivered to the Owner, whether or not the policy is issued as applied for.
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Signed at _____________________________________ this ___________________ day of _____________________ 20 _____


Signature of Registered Representative__________________________________________________________________________________




Important
  1.    Complete both pages of this form. List all policy numbers involved.
  2.    Send entire form to the Home Office with a Voided Blank Check or Deposit Slip.
  3.    Please type or print full name and address of Bank or Financial Institution.
  4.    Deposit date will be effective day of policy unless otherwise specified. Deposit date must be the first through the twenty-eighth of the month.
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                Authorization to Make Withdrawals from My Account
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   Policy No.(s)                                                                        Deposit Date



   Name of Account Holder as on Bank or Financial Institution Records                   Account Number


   Full Name of Bank or Financial Institution                        Address



   City                            State             Zip Code        Bank or Financial Institution
                                                                     Transit No. & Routing & Symbol____________________________
                                                                                        Send Sample Check
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     I hereby authorize you to make withdrawals monthly from my account maintained at the above named Bank or Financial Institution. This authorization is limited to payment to the Company in connection with policy or annuity contracts listed above, of:
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|_| Monthly Premium Payment of $ ____________________         |_| Monthly Policy Loan Payment of $ ____________________
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     My Bank or Financial Institution has been authorized to pay and charge to my account any withdrawals by and payable to you for this purpose. It will not be necessary for any person employed by the Company to personally authorize such withdrawals. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice I agree that you shall be fully protected in making any such withdrawals.

     I understand that if any such withdrawal is not honored by my Bank or
Financial Institution and any monthly amount due to the Company is not paid within the time stipulated in the policy or annuity contract, said policy or contract shall become null and void except as otherwise provided therein. I also understand and agree that if any such withdrawal is not honored, except as a result of an error by the Bank or Financial Institution or the Company, this arrangement may be terminated at the discretion of the Company.
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       Date                                 Signature of Account Holder as on Bank or Financial Institution records
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Attach Voided Blank Check or Deposit Slip Here





      Authorization to Honor Pre-Authorized Account Withdrawals in Favor of
             Pan-American Assurance Company, New Orleans, Louisiana

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  To:________________________________________________________________        _______________________________________________________
                   Name of Bank or Financial Institution                                              Date

     ----------------------------------------------------------------        -------------------------------------------------------
                              Street Address                                           Please Print Name of Account Holder
                                                                             as it appears on Bank or Financial Institution Records
     ----------------------------------------------------------------
                         City, State and Zip Code





     As a convenience to me, I hereby request and authorize you to pay and charge to my account withdrawals from my account by and payable to the order of Pan-American, provided there are sufficient collected funds in said account to pay. I agree that your rights in respect to each such withdrawal shall be the same as if it were a check drawn on you and signed personally by me. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice, I agree that you shall be fully protected in honoring any such withdrawal.

     I further agree that if any such withdrawal is not honored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance.

          -----------------------------------------------------         ---------------------------------------------------
        Bank or Financial Institution Signature of Premium Payor                      Account or Sort Number

     In consideration of your participating in a plan which the PAN-AMERICAN ASSURANCE COMPANY (hereafter called "Company"), has put into effect by which amounts due on policies of insurance or annuity contracts are collected by withdrawals made by the COMPANY on the accounts of persons who are responsible for these payments, the COMPANY does hereby agree that:

(1) It will indemnify and hold you harmless from any liability to any person arising out of the payment by you of any withdrawal drawn by the COMPANY on said account of such person, or arising out of the dishonor by you, whether with or without cause, of any such withdrawal drawn by the COMPANY, whether or not such claim or liability asserted against you be based upon the forfeiture, or alleged forfeiture, of a policy of insurance or annuity contract the payment on which is sought to be collected by the COMPANY by any such withdrawal; and

(2) It will refund to you any amount erroneously paid by you to the COMPANY on any such withdrawal if claim for the amount of such erroneous payment is made by you within twelve months from the date of the withdrawal on which such erroneous payment was made.

(3) It will defend at its own cost and expense any action which might be brought by any depositor or other persons because of your actions taken pursuant to the foregoing arrangement or in any manner arising by reason of your participation in the foregoing plan of premium collection.

(4) Your participation in the plan or that of the depositor may be terminated by written notice from either party to the other. Likewise, your participation and that of the COMPANY may be terminated by thirty days written notice from either party to the other.

(5) This Company's obligations hereunder are performable in the State and County in which is located your principal place of business.



     William T. Steen Authorized in a Resolution adopted by the Board of Directors of Corporate Secretary the Pan-American Assurance Company on August 20, 1996.

                         Pan-American Assurance Company
                  P.O. Box 53372, New Orleans, Louisiana 70153
                 VUL Service Form (at Application and In-Force)

Part 1 - Your Information

1. Proposed Insured/Insured Name (Print full name, last, first, middle) Complete items 3 through 5 only for a policy currently in-force.



2. Insured's Social Security/Cedula #


Part 2 - Service Options

Required to be completed for all proposed insureds and available to change for any insured, with restrictions noted below:

|_| Premium Allocations - Please indicate net premium allocations. Please use whole percentages and ensure that it adds up to 100%.

MFS
_______% Money Market Series
_______% Total Return Series
_______% Growth With Income Series
_______% Emerging Growth Series
_______% Growth Series
_______% Utilities Series
_______% Mid Cap Growth Series

Berger IPT Funds
_______% Growth and Income Fund
_______% Small Company Growth Fund
_______% International Fund
_______% New Generation Fund

J.P. Morgan Series Trust II
_______% Bond Portfolio
_______% U.S. Disciplined Equity Portfolio
_______% Small Company Portfolio
_______% International Opportunities Portfolio

Dreyfus Investment Portfolios
_______% Founders Growth Portfolio
_______% Founders Discovery Portfolio
_______% Founders Passport Portfolio

_______% Founders International Equity Portfolio

INVESCO Variable Investment Funds
_______% Blue Chip Growth Fund
_______% Small Company Growth Fund
_______% International Blue Chip Fund
_______% Technology Fund
_______% Health Sciences Fund
_______% Financial Services Fund
_______% Dynamics Fund
_______% Endeavor Fund

Pan-American Assurance Company
_______% Fixed Account

Total
_______% (must add to 100%)

|_| Excess MEC Premium Refund Option

    |_| Elected (available only if not already a MEC) - Excess premiums will be refunded (default) |_| Not Elected - Excess premiums will be applied to the policy, which may have adverse tax consequences

|_| Telephone Transfer Authorization

    |_| I elect to HAVE telephone transfer authorization (default).

    |_| I elect NOT to have telephone transfer authorization.

    |_| I elect to HAVE my Registered Representative to have telephone transfer authorization (default).

    |_| I elect NOT to have my Registered Representative to have telephone transfer authorization.

     I hereby authorize and direct PAAC to make allowable transfers of funds or reallocations of net premiums among available Separate Account Funds or to complete other financial transactions as may be allowed by PAAC at the time of request, based upon instructions received by telephone from a) myself, as Owner;
b) my Registered Representative; or c) the person(s) named below, up to a maximum of 10 persons. PAAC will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. PAAC will employ reasonable procedures, including requiring the policy number to be stated, tape recording all instructions, and mailing written confirmations. If PAAC does not employ reasonable procedures to confirm that instructions communicated by telephone are genuine, PAAC may be liable for any losses due to unauthorized or fraudulent instructions.

                                                          |_| SS#
                                                          |_| TIN#
    Name per (c) above:__________________________________ |_| Cedula #__________

   Address:_____________________________________________________________________

    I understand: a) all telephone transactions may be recorded; and b) this authorization will continue in force until the earlier of 1) revocation by the Owner is received in written form or by telephone to PAAC; or 2) PAAC discontinues this privilege.

Part 3 - Other Available Service Options (Please note that restrictions may apply)

 |_| Add/Change Dollar Cost Averaging

    Please select the source account:

    |_| MFS Money Market Series
    |_| Pan-American Assurance Company Fixed Account Please select the frequency for transfers:
    |_| Monthly (default)

       |_| Quarterly
       |_| Semi-Annually
       |_| Annually

    Please select the date that transfers will occur:

    |_| Monthly Anniversary Date (default)

       |_| Any other date between the 1st and the 28th:_________ Please indicate the fixed amount to be transferred:_________

     When adding/changing Dollar Cost Averaging, please select the destination funds by changing the premium allocations (in part 2, above). The Dollar Cost Averaging destination funds must match the premium allocations. To expedite processing, please ensure that the source fund is not included in the premium allocations, that the allocations are in whole percentages only, and that the allocations add up to 100%.

|_| Add/Change Asset Rebalancing Please select the frequency for transfers:

    |_| Monthly (default)

       |_| Quarterly
       |_| Semi-Annually
       |_| Annually

    Please select the date that transfers will occur:

    |_| Monthly Anniversary Date (default)

       |_| Any other date between the 1st and the 28th:_______

|_| Cancel Dollar Cost Averaging

|_| Cancel Asset Rebalancing

Account                 Transfer To
                                                Amounts in
                                                |_| % |_| $
                           MFS
  _______           Money Market Series           _______
  _______           Total Return Series           _______
  _______        Growth With Income Series        _______
  _______         Emerging Growth Series          _______
  _______              Growth Series              _______
  _______            Utilities Series             _______
  _______          Mid Cap Growth Series          _______

                     Berger IPT Funds
  _______         Growth and Income Fund          _______
  _______        Small Company Growth Fund        _______
  _______           International Fund            _______
  _______           New Generation Fund           _______

                J.P. Morgan Series Trust II
  _______             Bond Portfolio              _______
  _______    U.S. Disciplined Equity Portfolio    _______
  _______         Small Company Portfolio         _______
  _______  International Opportunities Portfolio  _______

               Dreyfus Investment Portfolios
  _______        Founders Growth Portfolio        _______
  _______      Founders Discovery Portfolio       _______
  _______       Founders Passport Portfolio       _______

  _______ Founders International Equity Portfolio _______

             INVESCO Variable Investment Funds
  _______          Blue Chip Growth Fund          _______
  _______        Small Company Growth Fund        _______
  _______      International Blue Chip Fund       _______
  _______             Technology Fund             _______
  _______          Health Sciences Fund           _______
  _______         Financial Services Fund         _______
  _______              Dynamics Fund              _______
  _______              Endeavor Fund              _______

              Pan-American Assurance Company
  _______              Fixed Account              _______

  _______                  Total                  _______
                (if %, must add to 100%)

Part 4 - Other In-Force Policy Changes (Please note that restrictions may apply)

|_| Send Notices to Payor of Premiums at:

    |_|Residence (default)

       |_|Business
       |_|Owner
       |_|Other (Specify)___________________________________________________

|_| Change Address (Street Address and/or e-mail Address)

    |_| Owner       |_| Insured     |_| Beneficiary

    |_| Other ____________________________________________________




|_| Change Beneficiary - This will replace existing beneficiary designation. If existing beneficiary is irrevocable, then signature of beneficiary is also needed. Please state full name and relationship. If more than one name, then claim payments will be paid equally to the survivors except where Primary and Contingent are specified.

    Reserve right to change?

    |_| Yes

    |_| No  (Select "No" for Irrevocable Beneficiary)

|_| Change Premiums Payable

    |_| Single      |_| Annual      |_| Semi-Annual       |_| Quarterly


    |_| Pre-Authorized Check (PAC)

    PAC Draw Day (1st - 28th)_________ Combine with policy no._________________

    |_| Salary Savings Payroll no._________________

|_| Change Death Benefit Option

    |_| Change from Option 1 (Specified Amount) to Option 2 (Specified Amount plus Accumulated Value); please note that the Specified Amount will be reduced by the amount of the Accumulated Value and that penalties may apply.

    |_| Change from Option 2 (Specified Amount plus Accumulated Value) to Option
       1 (Specified Amount); please note that the Specified Amount will be increased by the amount of the Accumulated Value.

     We do not currently allow death benefit option changes to or from Option 3 (Specified Amount plus Return of Premium).

|_| Reduce Specified Amount to $_____________________ (Please note that penalties may apply).

|_| Remove Rider _______________________________________________________________


|_| Surrender - In consideration of an exchange for the Cash Surrender Value of or other settlement due under the policy number stated in this form, I hereby surrender the policy for cancellation in full and complete satisfaction of all rights, claims and demands under said policy. In accordance with the terms of the policy, it is hereby agreed that any indebtedness thereunder to the company will be deducted from the Cash Surrender Value or other settlement.

    It is expressly agreed and warranted that no other person, firm or corporation has any interest in said policy except the undersigned and that no proceedings in insolvency or bankruptcy have been instituted or are pending against the policyowner.

If `Reduce Specified Amount,' `Remove Rider' or `Surrender' is selected above, check appropriate box below:
    |_| Policy submitted. |_| I certify that the original policy and any duplicates or certificates have been lost or destroyed.

|_| Issue Loan - Requested amount (subject to maximum) _________________________

|_| Partial Surrender - Please note that the Specified Amount may be reduced and that penalties may apply. Requested amount (subject to maximum)
    -------------------------

Part 6 - Signatures

Please have an Owner initial each page and have all Owners and Beneficiaries (if irrevocable) sign below:

Signature:________________________________________   __________________Date:

Name:     ________________________________________

Signature:________________________________________   __________________Date:

Name:     ________________________________________

Signature:________________________________________   __________________Date:

Name:     ________________________________________

Signature:________________________________________   __________________Date:

Name:     ________________________________________

Signature:________________________________________   __________________Date:

Name:     ________________________________________